TRANSGLOBE ENERGY CORPORATION ANNOUNCES DIRECTOR/PDMR SHAREHOLDING

AIM & TSX: “TGL” & NASDAQ: “TGA”

Calgary, Alberta, June 5, 2019 - TransGlobe Energy Corporation (“TransGlobe” or the “Company”) announces that it was notified on June 3, 2019 that on May 31, 2019 and June 3, 2019 David Cook acquired common shares as follows:

PDMR	Date of Acquisition	Number of Common Shares Acquired	Price ($US)	Number of Common Shares held following the transaction	% of Company's issued share capital held
David Cook	May 31, 2019	3,400	$1.50	63,189	63,189%
	June 3, 2019	2,947	$1.50	66,136	66,136%

Notification of a Transaction pursuant to Article 19(3) of Regulation (EU) No. 596/2014

1	Details of PDMR
a)	Name	David Cook
2	Reason for the notification
a)	Position / status	Director
b)	Initial notification / amendment	Initial notification
3	Details of the issuer
a)	Name	TransGlobe Energy Corporation
b)	Legal Entity Identifier	549300QMNS6BDY8UUB03
4	Details of the transaction(s)
a)	Description of the financial instrument	Common Shares
b)	Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c)	Nature of the transaction	Acquisition of Shares
d)	Price(s) and volume(s)	Price ($US) Volume
1.500 3,400
e)	Aggregated information -
	Aggregated volume -	3,400 common shares
	Aggregated price	$1.500 US per share
f)	Date of the transaction	May 31, 2019
g)	Place of the transaction	NASDAQ

1	Details of PDMR
a)	Name	David Cook
2	Reason for the notification
a)	Position / status	Director
b)	Initial notification / amendment	Initial notification
3	Details of the issuer
a)	Name	TransGlobe Energy Corporation
b)	Legal Entity Identifier	549300QMNS6BDY8UUB03
4	Details of the transaction(s)
a)	Description of the financial instrument	Common Shares
b)	Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c)	Nature of the transaction	Acquisition of Shares
d)	Price(s) and volume(s)	Price ($US) Volume
1.500 2,947
e)	Aggregated information -
	Aggregated volume -	2,947 common shares
	Aggregated price	$1.500 US per share
f)	Date of the transaction	June 3, 2019
g)	Place of the transaction	NASDAQ

About TransGlobe

TransGlobe Energy Corporation is a cash-flow focused oil and gas exploration and development company whose current activities are concentrated in the Arab Republic of Egypt and Canada. TransGlobe's common shares trade on the Toronto Stock Exchange and the AIM market of the London Stock Exchange under the symbol TGL and on the NASDAQ Exchange under the symbol TGA.

For further information, please contact: Investor Relations Telephone: +1 403.444.4787 Email: investor.relations@trans-globe.com Web site: http://www.trans-globe.com
TransGlobe Energy	Via FTI Consulting
Randy Neely, President and Chief Executive Officer
Eddie Ok, Chief Financial Officer

Canaccord Genuity (Nomad & Joint Broker)	44 0 20 7523 8000
Henry Fitzgerald-O'Connor
James Asensio

GMP First Energy (Joint Broker)	44 0 20 7448 0200
Jonathan Wright

FTI Consulting (Financial PR)	44 0 20 3727 1000
Ben Brewerton	transglobeenergy@fticonsulting.com
Genevieve Ryan